Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Second Quarter 2025 Results

WESTFORD, Mass., July 29, 2025 - Kadant Inc. (NYSE: KAI) reported its financial results for the second quarter ended June 28, 2025.

Second Quarter Financial Highlights
•Bookings increased 7% to $269 million
•Revenue decreased 7% to $255 million
•Gross margin increased 150 basis points to 45.9%
•Net income decreased 16% to $26 million
•GAAP EPS decreased 17% to $2.22
•Adjusted EPS decreased 18% to $2.31
•Adjusted EBITDA decreased 15% to $52 million and represented 20.5% of revenue
•Operating cash flow increased 44% to $40 million
•Free cash flow increased 58% to $37 million
•Ending backlog was $299 million

Note: Percent changes above are based on comparison to the prior year period. All references to earnings per share (EPS) are to our EPS as calculated on a diluted basis. Adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“We had strong cash flow and a solid improvement in our capital equipment bookings in the second quarter," said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “Our strong bookings, particularly notable in the current environment of evolving trade policies, demonstrate our customers' preference for Kadant equipment and technologies to help drive sustainable value in their operations.”

Second Quarter 2025 Compared to 2024
Revenue decreased seven percent to $255.3 million compared to $274.8 million in 2024. Organic revenue decreased eight percent, which excludes a one percent increase from the favorable effect of foreign currency translation. Gross margin was 45.9 percent compared to 44.4 percent in 2024.

Net income was $26.2 million, decreasing 16 percent compared to $31.3 million in 2024. GAAP EPS decreased 17 percent to $2.22 compared to $2.66 in 2024, while adjusted EPS decreased 18 percent to $2.31 compared to $2.81 in 2024. Adjusted EPS excludes acquisition-related costs of $0.09 in 2025 and $0.15 in 2024.

Adjusted EBITDA decreased 15 percent to $52.4 million and represented 20.5 percent of revenue compared to $61.8 million and 22.5 percent of revenue in 2024. Operating cash flow increased 44 percent to $40.5 million compared to $28.1 million in 2024. Free cash flow increased 58 percent to $36.5 million compared to $23.1 million in 2024.

Bookings increased seven percent to $269.4 million compared to $251.7 million in 2024. Organic bookings increased six percent, which excludes a one percent increase from the favorable effect of foreign currency translation.

Kadant Reports Second Quarter 2025 Results
July 29, 2025

Summary and Outlook
"We have a healthy backlog and expect stronger bookings in the second half of 2025,” continued Mr. Powell. “Capital project activity remains high and stable demand for our aftermarket parts is expected to continue. We are maintaining our revenue and adjusted EPS guidance for the full year and expect revenue of $1.020 to $1.040 billion and adjusted EPS of $9.05 to $9.25. The 2025 adjusted EPS guidance excludes $0.16 of acquisition-related costs, revised from $0.08 of acquisition-related costs in our previous guidance. We expect GAAP EPS of $8.89 to $9.09, revised from our previous GAAP EPS guidance of $8.97 to $9.17. For the third quarter of 2025, we expect revenue of $256 to $263 million, GAAP EPS of $2.12 to $2.22 and, after excluding $0.01 of acquisition-related costs, adjusted EPS of $2.13 to $2.23.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, July 30, 2025, at 11:00 a.m. Eastern Time to discuss its second quarter financial performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register-conf.media-server.com/register/BI07eb4ad5276f4ebea16cd6799b1a42d6 or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through August 29, 2025.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the second quarter results on its website at kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue in the second quarter of 2025 included $0.8 million from acquisitions and a favorable foreign currency translation effect of $2.1 million compared to the second quarter of 2024. Revenue in the first six months of 2025 included $8.8 million from acquisitions and an unfavorable foreign currency translation effect of $3.7 million compared to the first six months of 2024. Our other non-GAAP financial measures exclude amortization expense related to acquired profit in inventory and backlog, acquisition costs, and other income or expense, as indicated. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them additional measures of our performance.

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Kadant Reports Second Quarter 2025 Results
July 29, 2025

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations or cash flows prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Second Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax amortization of acquired profit in inventory and backlog of $0.2 million in 2025 and $1.2 million in 2024.
•Pre-tax acquisition costs of $0.9 million in both 2025 and 2024.
•Pre-tax indemnification asset provision of $0.1 million in 2024.

Adjusted net income and adjusted EPS exclude:
•After-tax amortization of acquired profit in inventory and backlog of $0.2 million in 2025 and $0.9 million ($1.2 million net of tax of $0.3 million) in 2024.
•After-tax acquisition costs of $0.9 million in 2025 and $0.8 million ($0.9 million net of tax of $0.1 million) in 2024.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $4.0 million in 2025 and $5.0 million in 2024.

First Six Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax amortization of acquired profit in inventory and backlog of $0.6 million in 2025 and $4.4 million in 2024.
•Pre-tax acquisition costs of $1.2 million in 2025 and $2.1 million in 2024.

Adjusted net income and adjusted EPS exclude:
•After-tax amortization of acquired profit in inventory and backlog of $0.5 million ($0.6 million net of tax of $0.1 million) in 2025 and $3.3 million ($4.4 million net of tax of $1.1 million) in 2024.
•After-tax acquisition costs of $1.2 million in 2025 and $1.7 million ($2.1 million net of tax of $0.4 million) in 2024.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $7.8 million in 2025 and $11.2 million in 2024.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.
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Kadant Reports Second Quarter 2025 Results
July 29, 2025

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
Consolidated Statement of Income	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Revenue	$255,267	$274,765	$494,477	$523,740
Costs and Operating Expenses:
Cost of revenue	138,225	152,878	267,105	290,891
Selling, general, and administrative expenses	73,941	70,004	145,162	140,309
Research and development expenses	3,724	3,482	7,247	7,212
	215,890	226,364	419,514	438,412
Operating Income	39,377	48,401	74,963	85,328
Interest Income	439	368	956	979
Interest Expense	(3,338)	(5,201)	(7,160)	(9,870)
Other Expense, Net	(17)	(2)	(33)	(32)
Income Before Provision for Income Taxes	36,461	43,566	68,726	76,405
Provision for Income Taxes	9,822	11,992	17,650	19,846
Net Income	26,639	31,574	51,076	56,559
Net Income Attributable to Noncontrolling Interests	(480)	(283)	(854)	(579)
Net Income Attributable to Kadant	$26,159	$31,291	$50,222	$55,980

Earnings per Share Attributable to Kadant:
Basic	$2.22	$2.66	$4.27	$4.77
Diluted	$2.22	$2.66	$4.26	$4.76

Weighted Average Shares:
Basic	11,776	11,743	11,768	11,734
Diluted	11,793	11,766	11,784	11,755

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	June 28, 2025	June 28, 2025	June 29, 2024	June 29, 2024
Net Income and Diluted EPS Attributable to Kadant, as Reported	$26,159	$2.22	$31,291	$2.66
Adjustments, Net of Tax:
Acquired Profit in Inventory and Backlog Amortization	170	0.01	929	0.08
Acquisition Costs	903	0.08	798	0.07
Adjusted Net Income and Adjusted Diluted EPS (a)	$27,232	$2.31	$33,018	$2.81

	Six Months Ended		Six Months Ended
	June 28, 2025	June 28, 2025	June 29, 2024	June 29, 2024
Net Income and Diluted EPS Attributable to Kadant, as Reported	$50,222	$4.26	$55,980	$4.76
Adjustments, Net of Tax:
Acquired Profit in Inventory and Backlog Amortization	466	0.04	3,298	0.28
Acquisition Costs	1,218	0.10	1,728	0.15
Adjusted Net Income and Adjusted Diluted EPS (a)	$51,906	$4.40	$61,006	$5.19

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Kadant Reports Second Quarter 2025 Results
July 29, 2025

	Three Months Ended			Increase (Decrease) Excluding Acquisitions and FX (a,b)
Revenue by Segment	June 28, 2025	June 29, 2024	Increase (Decrease)
Flow Control	$95,947	$92,290	$3,657	$2,168
Industrial Processing	95,937	114,753	(18,816)	(19,271)
Material Handling	63,383	67,722	(4,339)	(5,327)
	$255,267	$274,765	$(19,498)	$(22,430)

Percentage of Parts and Consumables Revenue	71%	63%

	Six Months Ended		Increase (Decrease)	Increase (Decrease) Excluding Acquisitions and FX (a,b)
	June 28, 2025	June 29, 2024
Flow Control	$188,388	$178,972	$9,416	$2,948
Industrial Processing	185,461	220,614	(35,153)	(32,775)
Material Handling	120,628	124,154	(3,526)	(4,608)
	$494,477	$523,740	$(29,263)	$(34,435)

Percentage of Parts and Consumables Revenue	73%	66%

	Three Months Ended		Increase (Decrease)	Increase (Decrease) Excluding Acquisitions and FX (b)
Bookings by Segment	June 28, 2025	June 29, 2024
Flow Control	$93,055	$94,098	$(1,043)	$(2,191)
Industrial Processing	105,374	96,714	8,660	8,575
Material Handling	70,946	60,910	10,036	8,842
	$269,375	$251,722	$17,653	$15,226

Percentage of Parts and Consumables Bookings	67%	71%

	Six Months Ended		Increase	Increase (Decrease) Excluding Acquisitions and FX (b)
	June 28, 2025	June 29, 2024
Flow Control	$193,042	$188,768	$4,274	$(3,121)
Industrial Processing	197,740	186,591	11,149	14,074
Material Handling	134,811	124,793	10,018	8,307
	$525,593	$500,152	$25,441	$19,260

Percentage of Parts and Consumables Bookings	70%	70%

	Three Months Ended		Six Months Ended
Additional Segment Information	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Gross Margin:
Flow Control	53.8%	53.0%	53.6%	53.4%
Industrial Processing	42.6%	41.3%	43.3%	41.5%
Material Handling	38.7%	37.8%	38.2%	36.8%
Consolidated	45.9%	44.4%	46.0%	44.5%
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Kadant Reports Second Quarter 2025 Results
July 29, 2025

	Three Months Ended		Six Months Ended
Additional Segment Information (continued)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Operating Income:
Flow Control	$24,443	$23,530	$47,195	$45,240
Industrial Processing	15,486	24,092	32,318	44,091
Material Handling	9,939	11,188	17,474	16,729
Corporate	(10,491)	(10,409)	(22,024)	(20,732)
	$39,377	$48,401	$74,963	$85,328

Adjusted Operating Income (a,c):
Flow Control	$24,682	$24,563	$47,834	$46,475
Industrial Processing	16,358	24,443	33,324	46,237
Material Handling	9,962	11,902	17,661	19,790
Corporate	(10,491)	(10,409)	(22,024)	(20,732)
	$40,511	$50,499	$76,795	$91,770

Capital Expenditures:
Flow Control	$1,380	$1,961	$2,889	$3,835
Industrial Processing	1,595	1,851	2,920	4,734
Material Handling	993	1,157	1,992	2,663
Corporate	—	5	3	13
	$3,968	$4,974	$7,804	$11,245

	Three Months Ended		Six Months Ended
Cash Flow and Other Data	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Operating Cash Flow	$40,482	$28,066	$63,317	$50,897
Capital Expenditures	(3,968)	(4,974)	(7,804)	(11,245)
Free Cash Flow (a)	$36,514	$23,092	$55,513	$39,652

Depreciation and Amortization Expense	$12,069	$11,991	$24,082	$23,730

Balance Sheet Data	June 28, 2025	December 28, 2024
Assets
Cash, Cash Equivalents, and Restricted Cash	$97,188	$95,946
Accounts Receivable, Net	152,574	142,462
Inventories	168,588	146,092
Contract Assets	11,105	18,408
Property, Plant, and Equipment, Net	174,724	170,331
Intangible Assets	272,973	279,494
Goodwill	497,824	479,169
Other Assets	109,538	98,443
	$1,484,514	$1,430,345
Liabilities and Stockholders' Equity
Accounts Payable	$52,541	$51,062
Debt Obligations	247,219	286,504
Other Borrowings	1,704	2,023
Other Liabilities	245,757	232,628
Total Liabilities	547,221	572,217
Stockholders' Equity	937,293	858,128
	$1,484,514	$1,430,345

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Kadant Reports Second Quarter 2025 Results
July 29, 2025

	Three Months Ended		Six Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Consolidated
Net Income Attributable to Kadant	$26,159	$31,291	$50,222	$55,980
Net Income Attributable to Noncontrolling Interests	480	283	854	579
Provision for Income Taxes	9,822	11,992	17,650	19,846
Interest Expense, Net	2,899	4,833	6,204	8,891
Other Expense, Net	17	2	33	32
Operating Income	39,377	48,401	74,963	85,328
Acquired Profit in Inventory Amortization (d)	24	529	35	2,860
Acquired Backlog Amortization (e)	202	695	581	1,494
Acquisition Costs	908	940	1,245	2,064
Indemnification Asset (Provision) Reversal (f)	—	(66)	(29)	24
Adjusted Operating Income (a)	40,511	50,499	76,795	91,770
Depreciation and Amortization	11,867	11,296	23,501	22,236
Adjusted EBITDA (a)	$52,378	$61,795	$100,296	$114,006
Adjusted EBITDA Margin (a,g)	20.5%	22.5%	20.3%	21.8%

Flow Control
Operating Income	$24,443	$23,530	$47,195	$45,240
Acquired Profit in Inventory Amortization (d)	24	235	35	235
Acquired Backlog Amortization (e)	184	253	463	253
Acquisition Costs	31	566	39	566
Indemnification Asset (Provision) Reversal (f)	—	(21)	102	181
Adjusted Operating Income (a)	24,682	24,563	47,834	46,475
Depreciation and Amortization	3,081	2,359	6,093	4,580
Adjusted EBITDA (a)	$27,763	$26,922	$53,927	$51,055
Adjusted EBITDA Margin (a,g)	28.9%	29.2%	28.6%	28.5%

Industrial Processing
Operating Income	$15,486	$24,092	$32,318	$44,091
Acquired Profit in Inventory Amortization (d)	—	294	—	1,585
Acquisition Costs	872	89	1,212	688
Indemnification Asset Provision (f)	—	(32)	(206)	(127)
Adjusted Operating Income (a)	16,358	24,443	33,324	46,237
Depreciation and Amortization	4,904	5,095	9,629	10,254
Adjusted EBITDA (a)	$21,262	$29,538	$42,953	$56,491
Adjusted EBITDA Margin (a,g)	22.2%	25.7%	23.2%	25.6%

Material Handling
Operating Income	$9,939	$11,188	$17,474	$16,729
Acquired Profit in Inventory Amortization (d)	—	—	—	1,040
Acquired Backlog Amortization (e)	18	442	118	1,241
Acquisition Costs	5	285	(6)	810
Indemnification Asset (Provision) Reversal (f)	—	(13)	75	(30)
Adjusted Operating Income (a)	9,962	11,902	17,661	19,790
Depreciation and Amortization	3,870	3,830	7,756	7,378
Adjusted EBITDA (a)	$13,832	$15,732	$25,417	$27,168
Adjusted EBITDA Margin (a,g)	21.8%	23.2%	21.1%	21.9%

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Kadant Reports Second Quarter 2025 Results
July 29, 2025

		Three Months Ended		Six Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (continued) (a)		June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Corporate
	Operating Loss	$(10,491)	$(10,409)	(22,024)	$(20,732)
	Depreciation and Amortization	12	12	23	24
	EBITDA (a)	$(10,479)	$(10,397)	$(22,001)	$(20,708)

(a)	Represents a non-GAAP financial measure.

(b)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(c)	See reconciliation to the most directly comparable GAAP financial measure under “Adjusted Operating Income and Adjusted EBITDA Reconciliation.”

(d)	Represents amortization expense within cost of revenue associated with acquired profit in inventory.

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents the provision for or reversal of indemnification assets related to the establishment or release of tax reserves associated with uncertain tax positions.

(g)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing®. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,500 employees in 20 countries worldwide. For more information, visit kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in Kadant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybersecurity incidents; implementation of our internal growth strategy; competition; our ability to successfully manage our manufacturing operations; supply chain constraints, inflationary pressure, price increases or shortages in raw materials; loss of key personnel and effective succession planning; future restructurings; protection of intellectual property; changes to tax laws and regulations; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our
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Kadant Reports Second Quarter 2025 Results
July 29, 2025

credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com

Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com